                                                                    Exhibit 11.1

                         INFLUENCE INC. AND SUBSIDIARY
                  STATEMENT OF COMPUTATION OF LOSS PER SHARE

                                 November 9,
                                   1994
                                 (inception)                       Six months ended
                                   through      Year ended              June 30,
                                  December 31,  December 31,       --------------------
                                    1994            1995           1995            1996
                                 ------------   -----------        --------------------
Primary:
- -------
 Net loss                         $ (300,000)     $ (1,697,496)   $ (518,931)   $ (1,464,631)
                                  ===========     ============    ==========      ==========
Weighted average number of
 common shares outstanding         4,054,750         4,021,216     4,054,750       3,934,750
                                  ===========     ============    ==========      ==========

Net loss per share                    $ (0.07)         $ (0.42)     $  (0.13)    $     (0.37)
                                  ===========     ============    ==========      ==========

 Fully Diluted:
  Net loss                         $ (300,000)    $ (1,697,496)  $  (518,931)    $ (1,464,631)
                                  ===========     ============    ==========       ==========
Weighted average number of
 common shares outstanding          4,054,750        4,021,216     4,054,750        3,934,750

Weighted average number
 of shares issuable upon
 exercise of outstanding options           -            84,056        42,383          231,012

Weighted average number
 of shares issuable upon
 assumed conversion of
 Series A preferred stock                   -          268,537        63,829          713,000

Shares assumed to be
 repurchased under the
 treasury stock method                      -          *               *               *
                                  ===========     ============    ==========      ==========
                                    4,054,750          *               *               *
                                  ===========     ============    ==========      ==========
Net loss per share                $     (0.07)    $    *               *               *
                                  ===========     ============    ==========      ==========


* To be provided by amendment.